Exhibit 99.1


                 First Consulting Group (FCG) Announces Receipt
                from NASDAQ of Delisting Notice Due to Previously
                          Announced 10-K Filing Delay


    LONG BEACH, Calif.--(BUSINESS WIRE)--April 4, 2006--FCG (NASDAQ:FCGI), a leading provider of outsourcing, consulting and systems implementation and integration services to the health-related industries, today announced that, on March 31, 2006, FCG received notice from The NASDAQ Stock Market, Inc. Listing Qualifications Staff that FCG's securities are subject to potential delisting as of April 11, 2006, from The NASDAQ Stock Market due to FCG's failure to file its annual report on Form 10-K for the fiscal year ended December 30, 2005, on a timely basis.
    As previously disclosed in the Form 12b-25 Notification of Late Filing filed by FCG on March 16, 2006, and on Form 8-K Current Report filed by FCG on March 31, 2006, the delay in filing Form 10-K is due to the on-going review by management and audit by Grant Thornton
LLP, the Company's external auditors, of the accounting treatment of FCG's income tax provision and its internal controls related to the calculation of such tax provision. FCG currently does not have an anticipated date of filing for the annual report, but continues to work as expeditiously as possible with the external auditors to provide analysis necessary for the auditors to conduct their reviews and finalize the audits of FCG's financial statements and internal controls.
    Because of this delay, FCG is not in compliance with NASDAQ Marketplace Rule 4310(c)(14), which requires the timely filing with NASDAQ of all reports and other documents filed or required to be filed with the Securities and Exchange Commission.
    FCG expects to make a timely request for hearing before a NASDAQ Listing Qualifications Panel to request continued listing on The NASDAQ National Market until FCG files its Form 10-K for the fiscal year ended December 30, 2005. In its notification letter, the NASDAQ Listing Qualifications Staff informed FCG that this request will result in a postponement of the delisting pending the Panel's decision. However, FCG can provide no assurance that the Panel will grant its request for continued listing.

    About FCG

    FCG is a leading provider of outsourcing, consulting, systems implementation and integration for healthcare, pharmaceutical and other life sciences organizations throughout North America, Europe and Asia. Through combinations of onsite, off-site and offshore outsourced services, FCG provides low cost, high quality offerings to improve its clients' performance. The firm's consulting and integration services increase clients' operations effectiveness with and through information technology, resulting in reduced costs, improved customer service, enhanced quality of patient care and more rapid introduction of new pharmaceutical compounds. For more information about FCG, visit www.fcg.com or call 800-345-0957.

    Forward-Looking Statements

    This news release includes forward-looking statements based on FCG's current expectations, estimates and projections about its industry, management's beliefs and certain assumptions made by FCG. These forward-looking statements can typically be identified by use of words such as "believes," "anticipates" or "expects" and include statements regarding (i) the expectation that the current accounting review by FCG's external auditors will not impact FCG's previously announced and reported pre-tax operating income results; (ii) the expected adjustments and restatements to previously announced or reported financial results; (iii) the belief of FCG that it has appropriately addressed the internal controls weakness related to its deferred tax asset accounting; and (iv) the expectation that FCG will make a timely request for a hearing before a NASDAQ Listing Qualifications Panel to request continued listing on The NASDAQ National Market and the Panel's decision on these requests. These forward-looking statements involve known and unknown risks which may cause FCG's actual results and performance to be materially different from the future results and performance stated or implied by the forward-looking statements.
    Some of the risks investors should consider include (i) the ability of FCG to provide information to Grant Thornton LLP that allows the external auditors to complete their review and audit procedures; (ii) the ability of FCG to design and execute effective internal controls; and (iii) the ability of Grant Thornton to complete necessary reviews and audit procedures; (iv) the risk factors referenced in FCG's most recent Forms 10-K, 10-Q and other periodic reports filed with the Securities and Exchange Commission; and (v) the ability of FCG to make a timely request for a hearing before a NASDAQ Listing Qualifications Panel to request continued listing on The NASDAQ National Market and the risk that the Panel may not grant these requests.
    In light of the significant uncertainties inherent in the forward-looking information included in this release, the inclusion of such information should not be regarded as a representation by FCG or any other person that FCG's objectives or plans will be achieved. FCG undertakes no obligation to release publicly any revisions to any forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.


    CONTACT: First Consulting Group
             Thomas Reep, 562-624-5250